Q1 2015 Performance Summary Exhibit 99.2 MAY 2015

Cautionary Statement Regarding Forward Looking Statements
This presentation contains “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control.  Forward-looking statements may include, but are not limited to, statements concerning our financial outlook and guidance, including our 2015 forecasted revenues, Adjusted EBITDA and other consolidated and segment financial performance guidance, our expectations for Adjusted EBITDA growth in 2016, our long-term outlook for WGN America and Tribune Studios revenue and programming expenses as well as Digital and Data segment revenue growth and
Adjusted EBITDA margins, our expectation with respect to future cash dividends on our common stock, the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors” section of the
Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2015 and other filings with the SEC.  “Forward-
looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could”
“should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from projected or historical results or those anticipated or predicted by these forward-looking statements: competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives;
changes in advertising demand and audience shares; changes in the overall market for television advertising, including through regulatory and judicial rulings;  our ability to protect our intellectual property and other proprietary rights; availability and cost of broadcast rights; our ability to adapt to technological changes; our ability to develop and grow our online businesses; availability and cost of quality network, syndicated and sports programming affecting our television ratings; the loss or modification of our network affiliation agreements; our ability to renegotiate retransmission consent agreements; our ability to expand our operations internationally; the incurrence of costs to address contamination issues at sites owned, operated or used by our business; adverse results from litigation, governmental investigations or tax-related proceedings or audits; our ability to settle unresolved claims filed in connection with our and certain of our direct and indirect wholly-owned subsidiaries’ Chapter 11 cases and resolve the appeals seeking to overturn the bankruptcy court order confirming the First Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries; our ability to satisfy pension and other postretirement employee benefit obligations; our ability to attract and retain employees; the effect of labor strikes, lock-outs and labor negotiations; our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures; the financial performance of our equity method investments;
the impairment of our existing goodwill and other intangible assets; changes in accounting standards; our ability to pay cash dividends on our common stock; increased interest rate risk due to our variable rate indebtedness; our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms and other events beyond our control that may result in unexpected adverse operating results.  In addition, in light of these risks and uncertainties, the matters referred to in the forward-
looking statements contained in this presentation may not in fact occur. Any forward-looking information presented herein is made only as of the date of this presentation and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures
This presentation includes a discussion of Adjusted EBITDA for the Company and our operating segments (Television and Entertainment, Digital and Data, and
Corporate and Other) and presents Broadcast Cash Flow for our Television and Entertainment segment. Adjusted EBITDA and Broadcast Cash Flow are financial measures that are not recognized under accounting principles generally accepted in the U.S. (“GAAP”). Adjusted EBITDA for the Company is defined as net income before income (loss) from discontinued operations, net of taxes, income taxes, investment transactions, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance), non-
operating items, gain (loss) on sales of real estate and reorganization items. Adjusted EBITDA for the Company’s operating segments is calculated as segment operating profit plus depreciation, amortization, pension expense (credit), stock-based compensation and certain special items (including severance). Broadcast
Cash Flow for the Television and Entertainment segment is calculated as Television and Entertainment Adjusted EBITDA plus broadcast rights- amortization expense less broadcast rights- cash payments.  We believe that Adjusted EBITDA and Broadcast Cash Flow are measures commonly used by investors to evaluate our performance with that of our competitors. We also present Adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations. We further believe that the disclosure of Adjusted EBITDA and Broadcast Cash Flow is useful to investors, as these non-GAAP measures are used, among other measures, by our management to evaluate our performance. By disclosing Adjusted EBITDA and
Broadcast Cash Flow, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates our company. Adjusted EBITDA and Broadcast Cash Flow are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. Adjusted EBITDA and Broadcast Cash Flow should not be considered as an alternative to net income, operating profit, revenues, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity.  The tables within this presentation include reconciliations of consolidated and segment Adjusted EBITDA and Broadcast Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.  No reconciliation of the forecasted range for Adjusted EBITDA on a consolidated or segment basis for fiscal 2015 is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Tribune Media
A diverse combination of media assets that meaningfully touch millions of people every day, including compelling content in news and entertainment, significant broadcast distribution, an emerging cable network, and a cutting-edge digital and data business.
Broadcast:  42 owned or operated broadcast television stations in major markets across the country.
WGN America:  A national, general entertainment cable network airing high quality original content and reaching approximately 73 million households.
Digital and Data:  Growing global metadata business, powering some of the biggest media brands in the world.
Real Estate and Investments:  76 real estate properties and equity investments in a variety of media, online and other properties.

Q1 2015 Financial Highlights
Consolidated operating revenues grew 6.0% as compared to the first quarter of
2014, to $472.7 million, driven by acquisition-related growth in the Digital and
Data segment and increases in the Television and Entertainment segment.
Consolidated operating profit grew 21% as compared to the first quarter of
2014, to $60.9 million.
Consolidated Adjusted EBITDA decreased 6.5% as compared to the first quarter of 2014, to $129.0 million, due to strategic investments in programming and the build-out of improved technology applications and shared services operations.
Basic and diluted earnings per share from continuing operations of $0.37.
Cash distributions received from equity investments of $94.9 million.

Consolidated Financial Results
Continued execution against the Company’s strategic objectives drove positive results.
(USD thousands)
March 29, 2015 March 30, 2014
$ %
Operating Revenues 472,737 $              446,102 $              26,635    6%
Operating Expenses 411,802                 395,842                 15,960    4%
Operating Profit 60,935                    50,260                    10,675    21%
Adjusted EBITDA 128,980 $              137,986 $              (9,006)     -7%
Adjusted EBITDA Margin 27.3% 30.9%
Variance Three months ended:

Television and Entertainment Segment
Operating Results
Revenues
(USD thousands)
March 29, 2015 March 30, 2014
$ %
Operating Revenues 410,300 $                  400,201 $                  10,099       3%
Operating Expenses 330,952                     335,504                     (4,552)       -1%
Operating Profit 79,348                       64,697                       14,651       23%
Adjusted EBITDA 134,983 $                  139,681 $                  (4,698)       -3%
Adjusted EBITDA Margin 32.9% 34.9%
Three months ended: Variance
Increased programming expenses more than offset revenue increases.
Adjusted EBITDA
Increase driven by higher retransmission consent fees and higher carriage fees, partially offset by lower advertising revenues.

Television and Entertainment Segment
Revenues
First Quarter Revenues
(USD thousands)
March 29, 2015 March 30, 2014
$ %
Advertising
Core (Local / National) 282,431 $               288,424 $               (5,993)            -2%
Political 2,005                       3,279                       (1,274)            -39%
Digital 12,241                     10,447                     1,794             17%
Other 3,025                       3,613                       (588)               -16%
Total Advertising 299,702 $               305,763 $               (6,061)            -2%
Retransmission consent fees 68,813                     55,565                     13,248           24%
Carriage fees 21,502                     14,128                     7,374             52%
Barter/trade 9,226                       10,311                     (1,085)            -11%
Copyright royalties 4,265                       6,532                       (2,267)            -35%
Other 6,792                       7,902                       (1,110)            -14%
Total operating revenues 410,300 $               400,201 $               10,099           3%
Three months ended: % Variance
Retransmission consent fees up 24% to
$68.8 million.
Carriage fees up 52% to $21.5 million.
Core advertising down $6.0 million or
2.1%, primarily attributable to an
approximate $10 million decrease in
Super Bowl ad revenues as the Super
Bowl aired on 14 Fox-affiliated stations
in 2014 versus 2 NBC-affiliated stations
in 2015.
Excluding the impact of Super Bowl,
core advertising increased 1.4%.

Television and Entertainment Segment
Adjusted EBITDA
Adjusted EBITDA
(USD thousands)
March 29, 2015 March 30, 2014 $ %
Operating Profit 79,348 $                              64,697 $                       14,651      23%
Depreciation 11,423 12,376 (953)          -8%
Amortization 41,510 56,655 (15,145)     -27%
Stock-based compensation 2,493 2,523 (30)            -1%
Severance and related charges 196 1,414 (1,218)       -86%
Transaction-related costs — 417 (417)          -100%
Other 13 1,556 (1,543)       -99%
Pension expense — 43 (43)            -100%
Adjusted EBITDA
134,983 $                            139,681 $                     (4,698)       -3%
Broadcast rights - Amortization 72,008                                 55,694                          16,314      29%
Broadcast rights - Cash Payments (84,715)                               (60,818)                         (23,897)     39%
Broadcast Cash Flow 122,276 $                            134,557 $                     (12,281)     -9%
Three months ended: Variance
Adjusted EBITDA primarily impacted by higher programming costs associated with new syndicated content and original programming at WGN America.

Digital and Data Segment
Operating Results
Revenues and Expenses
(USD thousands)
March 29, 2015 March 30, 2014
$ %
Operating Revenues 50,202 $              31,485 $              18,717       59%
Operating Expenses 46,468                 33,571                 12,897       38%
Operating Profit (Loss) 3,734                    (2,086)                   5,820         *
Adjusted EBITDA 12,478 $              5,027 $                7,451         *
Adjusted EBITDA Margin 24.9% 16.0%
* Represents positive change in excess of 100%
Variance Three months ended:
Impacted by the acquisitions of Gracenote (acquired in January 2014) and HWW, What’s
On and Baseline (all acquired in the second half of 2014).

Digital and Data Segment
Revenues & Adjusted EBITDA
(USD thousands)
March 29, 2015 March 30, 2014
$ %
Video 26,222 $              20,772 $              5,450         26%
Music 23,980                 10,713                 13,267       *
Total operating revenues 50,202 $              31,485 $              18,717       59%
Operating Profit (Loss)
3,734 $                (2,086) $               5,820         *
Depreciation
2,105 1,813 292            16%
Amortization
6,261 4,019 2,242         56%
Stock-based compensation
551 649 (98)            -15%
Severance and related
charges
(173) 632 (805)          *
Adjusted EBITDA
12,478 $              5,027 $                7,451         *
* Represents positive or negative change in excess of 100%
Three months ended: Variance
Revenue and Adjusted
EBITDA increased primarily
due to the impact of
acquisitions made
throughout 2014.
Revenues grew on an
organic basis driven by
strong contract renewals
in the automotive music
business.

Corporate and Other
Revenues and Expenses
• The implementation of improved technology
applications, and
• The establishment of new shared services
operations following the separation of
Tribune Publishing in August 2014.
(USD thousands)
March 29, 2015 March 30, 2014 $ %
Operating Revenues 12,235 $               14,416 $               (2,181)       -15%
Operating Expenses 34,382                   26,767                   7,615         28%
Operating Loss (22,147)                (12,351)                (9,796)       79%
Depreciation 3,526                     2,522                     1,004         40%
Stock-based compensation 4,801                     5,277                     (476)          -9%
Severance and related charges 878                        393                        485            *
Transaction-related costs 1,638                     5,282                     (3,644)       -69%
Loss on sales of real estate 106                        — 106            *
Other 20                          2                            18              *
Pension credit (7,303)                   (7,847)                   544            -7%
Adjusted EBITDA (18,481) $             (6,722) $               (11,759)     *
* Represents positive or negative change in excess of 100%
Three months ended: Variance
Revenues represent real estate rental
revenues earned from third parties, including
Tribune Publishing.
Revenues declined due to a reduction in space
leased by Tribune Publishing at several properties
and the sale of the production facility and land in
Baltimore, MD in December 2014.
Corporate expenses increased as a result of:

Real Estate
Property Overview – as of December 28, 2014
Segment Owned Leased
Square Feet Acres Square Feet
Television & Entertainment
1,252,143 91 522,991
-- 781 --
Digital & Data
105,074 -- 240,274
Other Real Estate
-- -- 33,027
4,309,053 186 --
275,582 14 --
Vacant: Available for lease or redevelopment 1,505,102 63 --
(1) Two properties which occupied 248,582 square feet and 12 acres were sold in the first quarter of 2015.
Office and studio buildings
Antenna land
Office buildings and other
Corporate
Leased to outside parties
Vacant: Properties to be sold (1)

Real Estate
Premier Redevelopment Properties
Premier Redevelopment Properties represent ~70% of portfolio’s value
Property Location Sq.Ft Acres Redevelopment Status Current Occupancy
Tribune Tower Chicago, IL 737K 3.2 Operating as an office tower TPUB; TRCO; other 3   parties
Freedom Center North Chicago, IL 117K 7.0 Seeking JV Partner Vacant
Freedom Center South Chicago, IL 854K 30.4 Operating as an industrial site TPUB
Times Mirror Square Los Angeles, CA 834K 6.3 Operating as an office building -
Seeking JV Partner
TPUB; other 3   parties
Olympic Plant Los Angeles, CA 626K 24.6 Active printing plant for LA Times TPUB
Costa Mesa Costa Mesa, CA 334K 21.1 Seeking JV Partner Vacant
Ft. Lauderdale – Las Olas Way Ft. Lauderdale, FL -- 1.4 JV partner identified 3    party parking operator
Orlando Sentinel Site Orlando, FL 365K 18.8 Operating as an office building -
Seeking JV Partner
TPUB; other 3  parties
rd
rd
rd
rd

Debt and Cash
(USD thousands)
March 29, 2015 December 28, 2014
Cash and cash equivalents (1) 1,171,830 $                       1,455,183 $
Debt:
Term Loan Facility, due 2020 3,471,316                          3,471,017
Dreamcatcher Credit Facility, due 2018 22,905                               23,914
Other -                                     54
Total Debt 3,494,221 $                       3,494,985 $
(1) In the first quarter of 2015, approximately $252 million of taxes was paid for the sale of the Company’s interest in Classified Ventures. On
April 9, 2015, the Company paid out approximately $649 million related to the special dividend.

Focus on Shareholder Return
$400 million share repurchase program.
•
Approximately $233 million purchased through the first quarter of 2015.
Paid one-time special dividend of approximately $649 million on April 9,
2015.
Adopted quarterly dividend policy.
•
The Company intends to commence payments of regular quarterly cash dividends of $0.25 per share.
•
The Company expects the first quarterly dividend to be declared by the Board in May,
2015 and paid in the second fiscal quarter of 2015.
(1)
Strong Balance Sheet and Cash Generation Driving Capital Allocation Policy
(1)
The declaration of any future dividends are subject to the discretion of the Board taking into account, among other things, future earnings, cash flows, financial requirements and other factors, as well as restrictions contained in the credit agreement governing our Secured Credit Facility.

2015 Guidance

18 2015 Guidance Consolidated 2015 Guidance Range Implied Y-o-Y Change Revenues $2.00 billion to $2.03 billion ~ +2.5% to +4% Adjusted EBITDA $480 million to $495 million ~ (18.5)% to (21)%

2015 Guidance
Television and Entertainment Segment
Guidance Range Implied Y-o-Y
Change
Revenues $1.75 billion to $1.77 billion ~ +2% to +3%
Low to mid-single digit increases over 2014
$275 million to $277 million ~ +20%
$85 million to $87 million ~ +50%
WGN America / Tribune Studios
Programming Expenses
Approximately $(144) million ~ +60%
Adjusted EBITDA $500 million to $515 million ~ (16)% to (18.5)%
Core Advertising
Retransmission Consent Fees
Cable Network Carriage Fees

20 2015 Guidance Digital and Data Segment 2015 Guidance Range Implied Y-o-Y Change Revenues $200 million to $205 million ~ +15% to +18% Adjusted EBITDA $46 million to $48 million ~ +19% to +24.5%

2015 Guidance
Corporate and Other
Guidance Range Implied Y-o-Y Change
Real Estate Revenues Approximately $50 million ~ (9)%
Real Estate Expenses Approximately $(30) million ~ 22%
Corporate Expenses
(excluding
stock-based compensation)
$(86) million to $(88) million ~ 13.5% to 16%
$(66) million to $(68) million ~ 45% to 49% Adjusted EBITDA

2015 Guidance
Cash Flow
Guidance Range
Total Capital Expenditures Approximately $100 million
(1)
Cash Taxes $135 million - $140 million
(2)
Cash Interest Approximately $140 million
Depreciation & Amortization Approximately $260 million
Stock-based Compensation Approximately $35 million
(1) The $100 million of expected capital expenditures includes approximately $50 million of non-recurring capital expenditures.
(2) Cash taxes guidance excludes tax payment of approximately $252 million related to the gain on the sale of the Company’s interest in Classified
Ventures in the fourth quarter of 2014, paid in the first quarter of 2015.

Long-Term Outlook
The Company currently expects:
For the period 2016-2019:
2016 Consolidated Adjusted EBITDA year-over-year growth of greater than
30%.
WGN America and Tribune Studios revenue growth to be greater than 20%
annually.
WGN America and Tribune Studios programming expenses approximating
50% of net revenues.
Digital and Data net revenue growth of 10% to 12% annually.
Digital and Data Adjusted EBITDA margins growing to low 30% range.

Non-GAAP Reconciliations

Consolidated
Reconciliation of Net Income to Adjusted EBITDA
March 29, 2015 March 30, 2014
Revenues 472,737 $                      446,102 $
Net Income 36,417 $                         41,068 $
Income from discontinued operations, net of taxes — 12,601
Income from Continuing Operations 36,417 28,467
Income tax expense 22,302                            17,649
Reorganization items, net 992                                  2,216
Other non-operating gain — (157)
Gain on investment transaction (687)                                —
Interest expense 39,212                            40,519
Interest and dividend income (367)                                (171)
Income on equity investments, net (36,934)                          (38,263)
Operating Profit 60,935 50,260
Depreciation 17,054 16,711
Amortization 47,771 60,674
Stock-based compensation 7,845 8,449
Severance and related charges 901 2,439
Transaction-related costs 1,638 5,699
Loss on sales of real estate 106 —
Other 33 1,558
Pension credit (7,303) (7,804)
Adjusted EBITDA
128,980 $                      137,986 $
Three Months Ended

Television and Entertainment
Reconciliation of Operating Profit to Adjusted EBITDA and Broadcast Cash Flow
(1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.
March 29, 2015 March 30, 2014
Advertising 299,702 $                305,763 $
Retransmission consent fees 68,813 55,565
Carriage fees 21,502 14,128
Barter/trade 9,226 10,311
Copyright royalties 4,265 6,532
Other 6,792 7,902
Total Revenues (1) 410,300 $                400,201 $
Operating Profit (1) 79,348 $                   64,697 $
Depreciation 11,423 12,376
Amortization 41,510 56,655
Stock-based compensation 2,493 2,523
Severance and related charges 196 1,414
Transaction-related costs — 417
Other 13 1,556
Pension expense — 43
Adjusted EBITDA (1) 134,983 $                139,681 $
Broadcast rights - Amortization 72,008 55,694
Broadcast rights - Cash Payments (84,715) (60,818)
Broadcast Cash Flow 122,276 $                134,557 $
Three Months Ended

Digital and Data
Reconciliation of Operating Profit to Adjusted EBITDA
(1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.
March 29, 2015 March 30, 2014
Video 26,222 $                       20,772 $
Music 23,980 10,713
Total Revenues (1) 50,202 $                       31,485 $
Operating Profit (Loss) (1) 3,734 $                          (2,086) $
Depreciation 2,105 1,813
Amortization 6,261 4,019
Stock-based compensation 551 649
Severance and related charges (173) 632
Adjusted EBITDA (1)
12,478 $                       5,027 $
Three Months Ended

Corporate and Other
Reconciliation of Operating Profit to Adjusted EBITDA
March 29, 2015 March 30, 2014
Total Revenues 12,235 $                             14,416 $
Operating Loss (22,147) $                            (12,351) $
Depreciation 3,526 2,522
Stock-based compensation 4,801 5,277
Severance and related charges 878 393
Transaction-related costs 1,638 5,282
Loss on sales of real estate 106 —
Other 20 2
Pension credit (7,303) (7,847)
Adjusted EBITDA
(18,481) $                            (6,722) $
Three Months Ended

Q1 2015 Performance Summary M A Y 2 0 1 5